Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated effective as of August 14, 2025, is entered into by and between Alpha Modus Holdings, Inc. (the “Company”), and The Alessi 2023 Irrevocable Trust (the “Stockholder”).

1. Exchange. In consideration of the return and cancellation of 4,300,000 shares of Series C Preferred Stock by the Stockholder, the Company shall issue 40,111,940 shares of Class A common stock to the Stockholder. The Stockholder shall not sell or transfer such shares (except to an affiliate) until June 13, 2026.

2. Miscellaneous. This Agreement set forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in North Carolina.

IN WITNESS WHEREOF, the parties have duly executed this Option Agreement on the date first above written.

COMPANY:

ALPHA MODUS HOLDINGS, INC.

By:	/s/ William Alessi
William Alessi
CEO

STOCKHOLDER:

The Alessi 2023 Irrevocable Trust

By:	/s/ Sonia Alessi
Sonia Alessi
Trustee